UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 9, 2010 (December 8, 2010)

EQT CORPORATION

(Exact name of registrant as specified in its charter)

Pennsylvania	1-3551	25-0464690
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

625 Liberty Avenue, Pittsburgh, Pennsylvania 15222

(Address of principal executive offices, including zip code)

(412) 553-5700

(Registrant’s telephone number, including area code)

NONE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement.

On December 8, 2010, EQT Corporation (the “Company”) entered into an unsecured $1,500,000,000 Revolving Credit Agreement (the “Revolving Credit Agreement”), among the Company, PNC Bank, National Association, as Administrative Agent, Swing Line Lender and an L/C Issuer, JPMorgan Chase Bank, N.A., Bank of America, N.A., and Wells Fargo Bank, N.A., as Co-Syndication Agents and L/C Issuers, Barclays Bank PLC, as Documentation Agent and an L/C Issuer, and the other Lender parties thereto (together, the “Lenders”).  The Revolving Credit Agreement replaced the existing Revolving Credit Agreement (the “Prior Revolving Credit Agreement”) dated as of October 27, 2006, among the Company, Bank of America, N.A., as Administrative Agent, Swing Line Lender and an L/C Issuer, JPMorgan Chase Bank, N.A., as Syndication Agent and an L/C Issuer, The Bank of Tokyo-Mitsubishi UFJ, Ltd., Houston Agency, Citibank, N.A., and PNC Bank, National Association, as Co-Documentation Agents, and the other lender parties thereto, which agreement was scheduled to expire on October 26, 2011 and was terminated simultaneously with the closing of the Revolving Credit Agreement.  The terms and conditions of the Revolving Credit Agreement are substantially the same as the Prior Revolving Credit Agreement.

The Revolving Credit Agreement has a maturity date of December 8, 2014 (the “Stated Maturity Date”), but the Company may request two one-year extensions of the Stated Maturity Date subject to satisfaction of certain conditions.

Under the terms of the Revolving Credit Agreement, the Company can obtain loans, which are Base Rate Loans or Fixed Period Eurodollar Rate Loans.  Base Rate Loans are denominated in dollars and bear interest at a base rate plus a margin determined on the basis of the Company’s then current credit rating.  Fixed Period Eurodollar Rate Loans bear interest at a Eurodollar Rate plus a margin determined on the basis of the Company’s then current credit rating.  The Company is obligated to repay the aggregate principal amount of any outstanding Base Rate or Eurodollar Rate Loans on the earlier of the Stated Maturity Date or the effective date of any other termination, cancellation or acceleration of the Lenders’ commitments under the Revolving Credit Agreement.  The Company may voluntarily prepay its borrowings, in whole or in part, without premium or penalty, but subject to reimbursement of funding losses with respect to prepayment of Eurodollar Rate Loans.

The proceeds of the loans made under the Revolving Credit Agreement may be used by the Company: (i) for repayment of borrowings under the Prior Revolving Credit Agreement, (ii) for working capital, capital expenditures, share repurchases and other lawful corporate purposes, and (iii) as support for any commercial paper program.

The Revolving Credit Agreement contains representations and warranties and various affirmative and negative covenants believed to be customary, including (i) a restriction on the ability of the Company or its subsidiaries to incur or permit liens on assets, (ii) the establishment of a maximum ratio of consolidated debt to total capital such that consolidated debt shall at no time exceed 65% of total capital, (iii) a limitation on certain changes to the Company’s business, and (iv) certain restrictions related to mergers or acquisitions.

The foregoing description of the Revolving Credit Agreement does not purport to be a complete statement of the parties’ rights and obligations under the Revolving Credit Agreement and the transactions contemplated by the Revolving Credit Agreement.  The foregoing description of the Revolving Credit Agreement is qualified in its entirety by reference to the Revolving Credit Agreement, which is attached hereto as Exhibit 10.1.

Item 1.02.  Termination of a Material Definitive Agreement.

On December 8, 2010, the Company terminated without penalty its Prior Revolving Credit Agreement as described in Item 1.01 above.

Item 2.03.  Creation of a Direct Financial Obligation.

The information set forth in Item 1.01 above is incorporated by reference in its entirety.

Item 7.01.  Regulation FD Disclosure.

On December 9, 2010, the Company filed a shelf registration statement on Form S-3 (the “Registration Statement”) with the Securities and Exchange Commission (“SEC”).  The Registration Statement replaces the Company’s existing shelf registration statement, which will no longer be effective as of December 19, 2010.  The Registration Statement allows the Company to issue registered debt and equity securities from time to time.  The terms of any sale would be announced in a filing with the SEC at the time of any such sale. The Registration Statement became effective immediately upon filing.

Item 9.01.  Financial Statements and Exhibits.

The following exhibits are filed or furnished in accordance with the provisions of Item 601 of Regulation S-K:

Exhibit No.	Description
10.1

Revolving Credit Agreement, dated December 8, 2010, among the Company, PNC Bank, National Association, as Administrative Agent, Swing Line Lender and an L/C Issuer, JPMorgan Chase Bank, N.A., Bank of America, N.A., and Wells Fargo Bank, N.A., as Co-Syndication Agents and L/C Issuers, Barclays Bank PLC, as Documentation Agent and an L/C Issuer, and the other Lender parties thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQT CORPORATION

Dated: December 9, 2010	By:	/s/ Philip P. Conti
		Name:	Philip P. Conti
		Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1

Revolving Credit Agreement, dated December 8, 2010, among the Company, PNC Bank, National Association, as Administrative Agent, Swing Line Lender and an L/C Issuer, JPMorgan Chase Bank, N.A., Bank of America, N.A., and Wells Fargo Bank, N.A., as Co-Syndication Agents and L/C Issuers, Barclays Bank PLC, as Documentation Agent and an L/C Issuer, and the other Lender parties thereto.